TherapeuticsMD, Inc. - 10-Q

Exhibit 32.1

SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the quarterly report of TherapeuticsMD, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert G. Finizio, Chief Executive Officer of the Company, certify, to my best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 8, 2018	/s/ Robert G. Finizio
Robert G. Finizio
Chief Executive Officer (Principal Executive Officer)

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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